EXHIBIT 23

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-36707, 333-100596, 333-43625, 333-72912) and Form S-8 (Nos. 33-19425, 33-58933, 33-62367, 333-10043, 333-16037, 333-42247, 333-50346, 333-56930, 333-68153, 333-82433, 333-83365, 333-95727, 333-106274, 333-109379) of FleetBoston Financial Corporation of our report dated January 15, 2004 (except for legal matters described in Note 10, for which the date is February 24, 2004), relating to the financial statements, which appears in this Form 10-K.

/s/  PricewaterhouseCoopers LLP

Boston, Massachusetts

March 1, 2004